[TEREX LOGO]

                     NEWS RELEASE  NEWS RELEASE  NEWS RELEASE

For  information  contact:  Tom Gelston -  Director,  Investor  Relations  (203)
222-5943

                      TEREX UPDATES FINANCIAL REVIEW STATUS

         WESTPORT, CT, January 13, 2005 - Terex Corporation announced today that it has filed a Form 8-K with the Securities and Exchange Commission disclosing that management of Terex and the Audit Committee of the Board of Directors of Terex have concluded that the financial statements of Terex for the years ended December 31, 2001, 2002 and 2003 need to be restated to correct certain errors and, accordingly, such financial statements should no longer be relied upon.

         As previously disclosed on October 28, 2004, Terex commenced a detailed internal examination of its intercompany transactions in an effort to reconcile imbalances in certain of Terex's accounts. Management of Terex has conducted this examination and kept the Board of Directors of Terex, the Audit Committee and PricewaterhouseCoopers, LLC, Terex's independent registered accounting firm, informed of the progress of this examination on a regular basis. In addition, as previously reported, the Audit Committee has retained independent counsel to advise it with respect to this matter and authorized such counsel to conduct an independent investigation into the circumstances giving rise to the imbalances.

         While Terex's review activities are still ongoing, significant progress has been made in identifying and correcting the intercompany transactions giving rise to the imbalances. Although management has not made a final determination of all of the adjustments necessary or as to the periods in which all of the correcting entries will be made, Terex currently believes that: (i) the substantial portion of the adjustments to Terex's financial statements relate to periods in 2002 and earlier; and (ii) in management's opinion, the cumulative adjustments required to be made to shareholders' equity at December 31, 2003 resulting from all errors identified to date are expected not to be material to total shareholders' equity, as analyzed in accordance with applicable SEC and accounting guidelines.

         Until the conclusion of Terex's internal review activities and the completion of procedures by Terex's independent registered accounting firm, there can be no assurance that there will not be additional errors discovered that may affect the periods indicated above, which may impact management's determination of the effect of the adjustments necessary to correct any misstatements, or which may require Terex to determine that financial statements of Terex for other fiscal years should no longer be relied upon.

         Upon completion of its examination of the above-described imbalance situation, Terex intends to file appropriate amendments to its filings with the SEC for the applicable periods as may be necessary, including restated financial statements for such periods to the extent required. While no assurance can be given, Terex currently expects that it will complete its review and be in a position to file its Annual Report on Form 10-K for the year ended December 31, 2004 by the required filing date, and to file its Quarterly Report on Form 10-Q for the three months ended September 30, 2004, a restated Annual Report on Form 10-K for the year ended December 31, 2003 and , if required, any applicable Quarterly Reports on Form 10-Q prior thereto. All such filings are subject to the prior completion of procedures by Terex's independent registered accounting firm.

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         As part of its review, Terex has determined that a "material weakness"
(as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) existed in Terex's internal controls over financial reporting as they relate to the recording of certain intercompany transactions. The Public Company Accounting Oversight Board has defined material weakness as "a significant deficiency or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected."

         In 2003, Terex commenced a comprehensive effort to review and improve its controls over its financial reporting processes to assure the accuracy of its financial reports so as to comply fully with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). As part of this review and improvement process, a new financial reporting system was put in place in the later part of 2003 allowing for a more detailed and thorough review of accounts on a timely basis through analytical report writing functions, as well as automated back office functions. Additionally, internal controls have been modified to require, among other things, monthly activity balancing and the requirement that any reconciling item that is not resolved within a specified period of time be escalated for prompt resolution. Terex has also changed its reporting relationship for operating financial personnel so that they now report directly to the corporate financial group, and Terex will provide enhanced training for all financial personnel. Terex also intends, among other things, to add additional personnel to the financial organization as necessary, simplify its reporting structure and migrate to a more common information technology platform. These measures are consistent with the principles of Terex's previously announced Terex Improvement Process and are intended to prevent this type of situation from occurring in the future.

         While management believes that it has taken adequate measures during 2004 to institute processes and controls as they relate to recording of intercompany transactions, due to the ongoing evaluation and testing of Terex's internal controls by management and Terex's independent auditors, and the adjustments to the historical financial statements referred to in this filing, there can be no assurance that "material weaknesses" do not exist that management and the independent registered accounting firm would be required to report in their assessment of the effectiveness of Terex's internal control structure over financial reporting as of December 31, 2004 in Terex's Annual Report on Form 10-K for the year ended December 31, 2004 as required by Section 404 of the SOX Act.

         Terex is currently in compliance with the terms of its Amended and Restated Credit Agreement dated as of July 3, 2002, as amended (the "Credit Agreement"), and the Indentures (collectively, the "Indentures") pursuant to which Terex's outstanding Senior Subordinated Notes were issued. In addition, after giving affect to all of the adjustments identified to date, Terex would have been in compliance with the terms of its Credit Agreement and the Indentures during all prior periods.

         Under the terms of the Credit Agreement, Terex is required to provide audited financial statements for its fiscal year ended December 31, 2004 to its lenders under the Credit Agreement on or before March 31, 2005. Terex currently anticipates being able to timely provide such audited financial statements. However, if Terex is unable to provide these financial statements within this time frame, and is unable to obtain a waiver of such requirement from its lenders under the Credit Agreement, the lenders under the Credit Agreement may notify Terex of such failure and Terex will then have 15 days to provide audited financial statements. While Terex has kept the agent for the lenders under the Credit Agreement up to date on the progress of its review and has no reason to believe that it will be unable to obtain the necessary waiver should it become necessary, the occurrence of an event of default under the Credit Agreement could result in the lenders terminating Terex's revolving credit facility and declaring all outstanding loans under the Credit Agreement due and payable. In addition, if the lenders under the Credit Agreement were to declare all outstanding loans under the Credit Agreement to be due and payable, such

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acceleration would constitute an event of default under the Indentures, which would permit the holders of the notes issued pursuant to the Indentures to declare such notes due and payable.

         The matters discussed in this release are addressed in more detail in the Form 8-K filed by Terex with the SEC today, and readers are encouraged to review the Form 8-K for additional information. Terex will provide further information on the status of its financial review and its restatement of financial statements for earlier periods as events warrant.

         Safe Harbor Statement. The above contains forward-looking statements based on Terex's current expectations and projections about future events. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others: Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; Terex's ability to file its periodic reports with the SEC on a timely basis; Terex's ability to ensure that all intercompany transactions will be properly recorded in the future; that there will not be any "material weaknesses" that Terex and its independent registered accounting firm would be required to report in Terex's assessment of the effectiveness of Terex's internal control structure over financial reporting as of December 31, 2004 in Terex's Annual Report on Form 10-K for the year ended December 31, 2004 as required by Section 404 of the SOX Act; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the review by Terex of the transactions in question is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements herein speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

         Terex Corporation is a diversified global manufacturer with 2003 net sales of $3.9 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com








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